EXHIBIT 5.1

230 Park Avenue 11th Floor Satterlee Stephensllp New York, NY 10169-0079 (212) 818-9200 (212) 818-9606 (Fax)

51 John F. Kennedy Parkway First Floor West Short Hills, NJ 07078-2713 (973) 218-2509 (973) 218-2401 (Fax)

www.ssbb.com

Joseph Sierchio Email: jsierchio@ssbb.com Direct Dial: (212) 404-8765

February 9, 2018

Board of Directors of RenovaCare, Inc.

Pittsburgh Life Sciences Greenhouse

2425 Sidney Street

Pittsburgh, PA 15203

RE:	Registration Statement on Form S-1 Filed with the Securities and Exchange Commission on February 9, 2018

Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing RenovaCare, Inc., a Nevada corporation (the “Company”) of a Registration Statement on Form S-1, on February 9, 2018 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) relating to the resale by the selling stockholders named therein (the “Selling Stockholders”) of up to an aggregate of 4,404,136 shares of the Company’s common stock, par value $0.00001 per share, consisting of the following (collectively, the “Selling Stockholders’ Shares”):

(a) 2,123,886 shares of common stock that were purchased by the Selling Stockholder in private placements with us pursuant to exemptions from the registration requirements of the Securities Act (collectively, the “Shares”);

(b) 910,000 shares of common stock issuable upon exercise of a Series D Warrants allowing the holder to purchase shares of common stock at an exercise price of $1.10 per share through June 5, 2020;

(c) 460,250 shares of common stock issuable upon exercise of a Series G Warrants that vested on July 12, 2014 allowing the holder to purchase shares of common stock at an exercise price of $2.68 per share through July 21, 2022; and

(d) 910,000 shares of common stock issuable upon exercise of a Series H Warrants allowing the holder to purchase shares of common stock at an exercise price of $2.75 per share through October 16, 2022.

The Series D, G, and H Warrants are referred to collectively as the “Warrants” and the shares of Common Stock issuable upon exercise of the Warrants are referred to collectively, as the “Warrant Shares.”

Of the 4,404,136 Selling Stockholders’ Shares registered, 1,933,636 shares represent the remaining balance of the shares registered for resale by the Company on its Registration Statements on Form S-1 (Registration No. 333-215661 previously filed by the Registrant on Form S-1 on January 23, 2017 and declared effective by the Securities and Exchange Commission July 5, 2017 (the “Prior Registration Statement”), on behalf of the Selling Stockholders named in the Prior Registration Statement and now included in the Registration Statement. Once declared effective, the Registration Statement will constitute a post effective amendment of the Prior Registration Statement.

Board of Directors of RenovaCare, Inc. February 9, 2018
Re:	Registration Statement on Form S-1 Filed with the Securities and Exchange Commission on February 9, 2018
Page 2 of 3

All capitalized terms herein that are not otherwise defined shall have the meaning ascribed thereto in the Registration Statement. In connection with this opinion, we have examined and relied upon the Company’s Articles of Incorporation, as amended, the Company’s Bylaws, and Registration Statement and related prospectus originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

For purposes of this opinion we have assumed that none of the Selling Stockholders’ Shares will be sold pursuant to the prospectus contained within the Registration Statement until such time as the Commission has ordered the Registration Statement effective. In addition, we have assumed and have not independently verified the accuracy as to factual matters of each document we have reviewed.

For the purposes of rendering this opinion, we have examined originals or certified photostatic copies of such corporate records, agreements, instruments and other documents of the Company as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

As to questions of fact relevant to the opinions expressed herein, we have relied without investigation upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from representatives of the Company and others.

We are members of the Bar of the State of New York and we express no opinion as to the effects of any laws other than the federal laws of the United States of America, the laws of the State of New York, and the Nevada Revised Statutes, which includes statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws. We assume no obligation to supplement this opinion if any applicable laws change after the date of this letter with possible retroactive effect, or if any facts or events occur or come to our attention after the date of this letter that might change any of the opinions expressed above.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.

Subject to the foregoing and in reliance thereon, it is our opinion that:

(i) the Shares have been duly authorized, validly issued and are fully paid and non-assessable;

Board of Directors of RenovaCare, Inc. February 9, 2018
Re:	Registration Statement on Form S-1 Filed with the Securities and Exchange Commission on February 9, 2018
Page 3 of 3

(ii) the Warrants have been duly authorized for issuance and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(iii) the Warrant Shares have been duly authorized and upon receipt of the warrant exercise price in accordance with the terms of the Warrants, and when certificates for the same have been duly executed, countersigned and delivered, or other proper evidence of ownership issued, the Warrant Shares will be validly issued, fully paid and non-assessable.

We consent to the filing of this legal opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the headings “Legal Matters” in the prospectus that forms a part of the Registration Statement and “Legal Matters” in any prospectus supplement that will form a part of the Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder. This opinion is furnished by us, as counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in this paragraph, is not to be used, circulated or quoted for any other purpose. This opinion supersedes and replaces all prior opinions regarding the subject matter hereof.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Satterlee Stephens LLP

Satterlee Stephens LLP